Exhibit 99.1

INmune Bio, Inc. to Report First Quarter 2021 Financial Results and Provide a Corporate Update on Wednesday, May 5

Management to host conference call at 4:30 pm ET on that day

LA JOLLA, Calif, April 28, 2021 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company” or “INmune”), a clinical- stage immunology company focused on developing treatments that harness a patient’s innate immune system to fight disease, today announced that it will host a conference call on Wednesday, May 5, 2021 at 4:30 PM Eastern Time to discuss results for its first quarter ended March 31, 2021 and to provide a corporate update.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call. Please ask for the INmune Bio First Quarter Conference Call when reaching an operator.

Date: May 5, 2021

Time: 4:30 PM Eastern Time Participant Dial-in: 1-877-407-0784

Participant Dial-in (international): 1-201-689-8560

A transcript will follow approximately 24 hours from the scheduled call. A replay will also be available through Wednesday, May 12, 2021 by dialing 1-844-512-2921 or 1-412-317-6671 (international) and entering PIN no. 13718747.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms. The DN-TNF product platform utilizes dominant- negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is currently being developed for COVID-19 complications (Quellor™), cancer (INB03™), Alzheimer’s (XPro595), and NASH (LIVNate™). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

INmune Bio Contact: David Moss, CFO (858) 964-3720

DMoss@INmuneBio.com

Investor Contact:

Chuck Padala

LifeSci Advisors, LLC (917) 741-7792

Chuck@lifesciadvisors.com